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                                                                    EXHIBIT 23.5

                           CONSENT OF DAVID P. MADIGAN

                  I, David P. Madigan, hereby accept the nomination to serve as director of RMH Teleservices, Inc., a Pennsylvania corporation (the "Company"), and consent to be named as a nominee director in the Company's Registration Statement on Form S-1, File No. 333-07051, and all amendments thereto.


                                                          /s/ David P. Madigan
                                                          ----------------------
                                                          David P. Madigan

Dated:  July 23, 1996